Exhibit 1.1

INERGY, L.P.

10,250,000 Common Units

UNDERWRITING AGREEMENT

New York, New York

September 8, 2010

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. INCORPORATED

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

RAYMOND JAMES & ASSOCIATES, INC.

UBS SECURITIES LLC

MORGAN KEEGAN & COMPANY

STIFEL, NICOLAUS & COMPANY, INCORPORATED

WUNDERLICH SECURITIES, INC.

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

The undersigned, Inergy, L.P., a Delaware limited partnership (the “Partnership”), Inergy Propane, LLC, a Delaware limited liability company (the “Operating Company”), and Inergy Midstream, LLC, a Delaware limited liability company (“Midstream,” collectively with the Partnership and the Operating Company, the “Inergy Parties”), hereby address you as the “Underwriters” and hereby confirm their respective agreements with the several Underwriters as set forth below.

As used herein, L & L Transportation, LLC, a Delaware limited liability company (“L & L Transportation”), Inergy Transportation, LLC, a Delaware limited liability company (“Inergy Transportation”), Finger Lakes LPG Storage, LLC, a Delaware limited liability company (“Finger Lakes”), Inergy Gas Marketing, LLC, a Delaware limited liability company (“Inergy Gas”), Inergy Storage, Inc., a Delaware corporation (“Storage”), Central New York Oil And Gas Company, L.L.C., a New York limited liability company (“CNYOGC”), Stellar

Propane Service, LLC, a Delaware limited liability company (“Stellar Propane”), Inergy Sales & Service, Inc., a Delaware corporation (“Service Sub”), Arlington Storage Company, LLC, a Delaware limited liability company (“Arlington Storage”), US Salt, LLC, a Delaware limited liability company (“US Salt”), Liberty Propane, L.P., a Delaware limited partnership (“Liberty”), Liberty Propane GP, LLC, a Delaware limited liability company (“Liberty GP”), Liberty Propane Operations, LLC, a Delaware limited liability company (“Liberty Operations”) and Inergy Pipeline East, LLC, a Delaware limited liability company (“Inergy East”) are sometimes collectively referred to herein as the “Operating Subs.”

As used herein, the Inergy Parties, the Operating Subs, Inergy GP, LLC, a Delaware limited liability company (the “Managing General Partner”), Inergy Partners, LLC, a Delaware limited liability company (the “Non-Managing General Partner” and, together with the Managing General Partner, the “General Partners”), are collectively referred to as the “Inergy Entities.”

1. Description of Common Units. The Partnership proposes to issue and sell to the Underwriters 10,250,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). The Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 1,537,500 Common Units (the “Option Units”) under certain circumstances as provided in Section 3 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the “Units” and are more fully described in the Final Prospectus hereinafter defined.

2. Purchase, Sale and Delivery of Firm Units. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell 10,250,000 Firm Units to the Underwriters, and each of the Underwriters agrees, severally and not jointly, (a) to purchase from the Partnership, at a purchase price of $34.19 per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I attached hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York (“DTC”). Delivery of the documents required by Section 6 hereof with respect to the Units shall be made available at or prior to 9:00 a.m., New York City time, on September 13, 2010 at the office of Vinson & Elkins L.L.P., 1001 Fannin Street, 2500 First City Tower, Houston, TX 77002-6760, or at such other place as may be agreed upon between you and the Partnership (the “Place of Closing”), or at such other time and date not later than five full business days thereafter as you and the Partnership may agree, such time and date of payment and delivery being herein called the “Initial Delivery Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.

The Partnership will deliver the Firm Units to the Underwriters, against payment of the purchase price therefor in Federal (same day) Funds by wire transfer to an account at the bank specified by the Partnership.

The Partnership will cause its transfer agent to deposit the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Final Prospectus hereinafter defined.

3. Purchase, Sale and Delivery of the Option Units. The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 1,537,500 Option Units on the same terms and conditions as the Firm Units to the extent that the Underwriters sell more than the number of Firm Units in the offering. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered and such Option Units shall be sold at the same price as the Firm Units.

The option is exercisable by you at any time, in whole or in part, and from time to time, before the expiration of 30 days from the date of the Final Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when the New York Stock Exchange (the “NYSE”) is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by you to the Partnership in the manner provided in Section 14 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. The percentage of Option Units to be purchased by each Underwriter shall be the same as the percentage of Firm Units purchased by such Underwriter.

The allocation of the Option Units may be made as required to eliminate the purchase of fractional Units.

Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Option Units shall be made at the Place of Closing at or prior to 9:00 a.m., New York City time, on the date designated in the notice given by you as provided above, or at such other time and date as you and the Partnership may agree (which may be the same as the Initial Delivery Date), such time and date of payment and delivery being herein called the “Option Unit Delivery Date.” The Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder. On the Option Unit Delivery Date, the Partnership shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Initial Delivery Date with respect to the Firm Units.

The Partnership will deliver the Option Units to the Underwriters, against payment of the purchase price therefor in Federal (same day) Funds by wire transfer to an account at the bank specified by the Partnership.

The Partnership will cause its transfer agent to deposit the Option Units pursuant to the Full Fast Delivery Program of the DTC.

4. Representations, Warranties and Agreements of the Partnership. The Partnership represents and warrants to and agrees with the Underwriters that:

(a) Registration Statement/Prospectus. A registration statement (Registration No. 333-158066) on Form S-3 with respect to the Units, including a related Basic Prospectus (as hereinafter defined), has been prepared by the Partnership pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) and has been filed and declared effective by the Commission under the Securities Act. The Partnership will file with the Commission a Final Prospectus (as hereinafter defined) in accordance with Rule 424(b) of the Securities Act Rules and Regulations. As filed, such Final Prospectus shall contain all information required by the Securities Act and the Securities Act Rules and Regulations, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus (as hereinafter defined)) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Partnership to the Underwriters. As used in this Agreement:

(i) “Basic Prospectus” shall mean the prospectus referred to in paragraph 4(a) above contained in the Registration Statement at the Effective Date.

(ii) “Disclosure Package” shall mean, as of the Execution Time, the most recent Preliminary Prospectus, together with (A) any Issuer Free Writing Prospectus filed by the Partnership on or before the Execution Time and identified on Schedule II hereto, and (B) the pricing information identified on Schedule II hereto.

(iii) “Effective Date” shall mean any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Securities Act Rules and Regulations.

(iv) “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

(v) “Final Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

(vi) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Securities Act Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units.

(vii) “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

(vii) “Registration Statement” shall mean the registration statement referred to in paragraph 4(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A or Rule 430B of the Securities Act Rules and Regulations, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Initial Delivery Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

(ix) “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Securities Act Rules and Regulations relating to the offering covered by the registration statement referred to in Section 4(a) hereof.

Any reference to any Preliminary Prospectus, the Disclosure Package or the Basic Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Basic Prospectus, as the case may be, or in the case of the Disclosure Package, as of the Execution Time. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Basic Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Basic Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Basic Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include the most recent annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Basic Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Form of Documents. The Registration Statement complied and will comply in all material respects on each Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will comply in all material respects when filed, to the requirements of the Securities Act and the Securities Act Rules and Regulations. The most recent Preliminary Prospectus complied, and the Final Prospectus will comply, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Securities Act, the Securities Act Rules and Regulations and the Exchange Act and the rules and regulations thereunder (the “Exchange Act Rules and Regulations”).

(c) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 15 hereof.

(d) No Material Misstatements or Omissions in the Final Prospectus. The Final Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Final Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Final Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 15 hereof.

(e) No Material Misstatements or Omissions in the Disclosure Package. The Disclosure Package did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 15 hereof.

(f) Ineligible Issuer. (i) At the time of the initial filing of the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an ineligible issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.

(g) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act Rules and Regulations), when considered together with the Disclosure Package as of the Execution Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 15 hereof. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) does not include any information that conflicts with the information contained in the Disclosure Package, including any document incorporated by reference therein that has not been superseded or modified.

(h) Other Sales. The Partnership has not sold or issued any Common Units during the six-month period preceding the date of the Initial Delivery Date, other than the Common Units issued pursuant to acquisitions, employee benefit plans, qualified options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Disclosure Package and the Final Prospectus.

(i) Form S-3. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(j) Formation, Good Standing and Foreign Qualification of the Inergy Entities. Each of the Inergy Entities has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization with all necessary limited liability company or partnership power and authority to own or lease its properties and to conduct its business, in all material respects as described in the Disclosure Package and the Final Prospectus (and any amendment or supplement thereto). Each of the Inergy Entities is duly registered or qualified as a foreign entity for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the business, financial condition or results of operations of the Inergy Entities, taken as a whole (“Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k) Ownership of the General Partner Interests in the Partnership. The Managing General Partner and the Non-Managing General Partner are the sole general partners of the Partnership. At the Initial Delivery Date, the Non-Managing General Partner will own an approximate 0.7% general partner interest in the Partnership and the Managing General Partner owns a non-economic, managing general partner interest in the Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”); and except as described in the Partnership Agreement, the Disclosure Package and the Final Prospectus, each General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (other than those created by the Credit Agreement dated as of November 24, 2009, as amended, by and among the Partnership and the lenders therein (the “Credit Agreement”)).

(l) Capitalization. At each Delivery Date (assuming that the Underwriters do not purchase the Option Units), after giving effect to the issuance of the Firm Units, the issued and outstanding limited partner interests of the Partnership will consist of 76,139,264 Common Units and the incentive distribution rights, as defined in the Partnership Agreement (the “Incentive Distribution Rights”). All outstanding Common Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(m) Ownership of Common Units and Incentive Distribution Rights. Inergy Holdings, L.P., a Delaware limited partnership (“Holdings”), owns directly or indirectly 4,706,689 Common Units and all of the Incentive Distribution Rights of the Partnership, in each case free and clear of all liens, encumbrances (except as described in the Amended and Restated Agreement of Limited Partnership of Holdings (the “Holdings Partnership Agreement”), the Disclosure Package and the Final Prospectus), security interests, charges or claims (other than those created by the $25 million Credit Agreement dated as of August 9, 2005, as amended, between Holdings and Southwest Bank of St. Louis (the “Holdings Term Loan”) and the $20 million Credit Agreement dated as of July 22, 2005, as amended, by and among Holdings, IPCH Acquisition Corp. and Enterprise Bank & Trust (the “Holdings Credit Facility”)).

(n) Ownership of Midstream, the Operating Company and the Operating Subs. The Partnership owns, directly or indirectly, 100% of the issued shares of capital stock, membership interests or limited partner interests, as applicable, in each of Midstream, the Operating Company and the Operating Subs; such shares of capital stock, membership interests or limited partner interests have been duly authorized and validly issued in accordance with the organizational documents of such entity and are fully paid (to the extent required under such organizational documents) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and (ii) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute, as applicable); and except as described in such organizational documents, the Partnership owns such shares of capital stock, membership interests or limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (other than those securing obligations under the Credit Agreement).

(o) Ownership of the General Partners. Holdings directly or indirectly owns a 100% membership interest in each of the General Partners; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements governing such entity and are fully paid (to the extent required under such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and except as described in the Holdings Partnership Agreement, the Disclosure Package and the Final Prospectus, Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

(p) Valid Issuance of Firm Units. At the Initial Delivery Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the Initial Delivery Date); at the Initial Delivery Date or the Option Unit Delivery Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(q) No Other Subsidiaries. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule III attached hereto. Neither the Partnership nor any of its subsidiaries own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than as set forth on Schedule III attached hereto. Other than its ownership of partnership interests in the Partnership, the Managing General Partner does not own, and as of each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(r) No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock or partnership or membership interests of any of the Inergy Entities, in each case pursuant to the partnership agreements, limited liability company agreements or operating agreements of any such Inergy Entities (the “Organizational Agreements”) or the certificates of limited partnership or formation or incorporation, bylaws and other organizational documents of any such Inergy Entities (together with the Organizational Agreements, the “Organizational Documents”) or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Neither the filing of the Registration Statement or the Final Prospectus nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than pursuant to that certain Investor Rights Agreement

(“Investor Rights Agreement”) dated as of January 12, 2001, by and among Inergy Partners, LLC (as predecessor to the Partnership) and the investors named therein and those other rights which have been waived. Except as described in the Disclosure Package and the Final Prospectus and for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the Execution Time, there are no outstanding options or warrants to purchase any capital stock or partnership or membership interests of any of the Inergy Entities.

(s) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Final Prospectus. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Inergy Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(t) Due Authorization of the Underwriting Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Inergy Parties.

(u) Enforceability of Other Agreements. (i) Each of the Organizational Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such party, enforceable against such party in accordance with its terms, (ii) the Purchase and Sale Agreement with respect to the sale of the membership interests in Tres Palacios Gas Storage LLC, a Delaware limited liability company (“Tres Palacios”), by and among TP Gas Holding LLC and Midstream, dated September 3, 2010 (the “Tres Palacios Purchase Agreement”), has been duly authorized, executed and delivered by Midstream and is a valid and legally binding agreement of Midstream, enforceable against Midstream in accordance with its terms and (iii) the First Amended and Restated Agreement and Plan of Merger, by and among the Partnership, the Managing General Partner, NRGP Limited Partner, LLC, Holdings, Inergy Holdings GP, LLC, and NRGP MS, LLC, dated September 3, 2010 (the “Merger Agreement” and, together with the Tres Palacios Purchase Agreement, the “Transaction Agreements”), has been duly authorized, executed and delivered by the Inergy Entities party thereto and is a valid and legally binding agreement of such Inergy Entities, enforceable against such Inergy Entities in accordance with its terms; provided that, the enforceability of the agreements described in this Section 4(u) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(v) No Conflicts. Except as disclosed in the in the Disclosure Package and the Final Prospectus, none of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Inergy Parties and the Transaction Agreements by Midstream or the Inergy Entities that are parties thereto, as applicable, or the consummation of the transactions contemplated by this Agreement or the Transaction Agreements (i) constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Inergy Entities is a party or by which any of them or any of their respective properties may be bound, other that those breaches, violations or defaults that have been waived, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Inergy Entities or any of their properties in a proceeding which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Inergy Entities, which breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

(w) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Inergy Entities or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Inergy Parties and the Transaction Agreements by Midstream or the Inergy Entities that are parties thereto, as applicable, or the consummation by the Inergy Parties of the transactions contemplated by this Agreement or the consummation by Midstream or the Inergy Entities that are parties thereto, as applicable, of the transactions contemplated by the Transaction Agreements, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under the Securities Act, the Securities Act Rules and Regulations, the Exchange Act Rules and Regulations and state securities or “Blue Sky” laws and applicable rules and regulations under such laws, (ii) with respect to the Transaction Agreements, as disclosed in the Registration Statement and the most recent preliminary Prospectus, (iii) consents that have been obtained, and (iv) for such consents that, if not obtained, would not materially adversely affect the ability of the Inergy Parties to perform their respective obligations under this Agreement.

(x) No Default. None of the Inergy Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Inergy Parties to perform their obligations under this Agreement. To the knowledge of the Inergy Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Inergy Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(y) Conformity of Securities to Descriptions in the Disclosure Package and the Final Prospectus. The Units, when issued and delivered against payment therefor as provided herein, and the Incentive Distribution Rights, will or do as applicable, conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(z) Independent Registered Public Accounting Firms. Ernst & Young LLP, who have certified certain audited financial statements of the Partnership contained or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (or any amendment or supplement thereto), are an independent registered public accounting firm with respect to the Partnership and the General Partners as required by the Securities Act, the Securities Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”). Rothstein, Kass & Company, P.C., who have certified certain audited financial statements of Tres Palacios contained or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (or any amendment or supplement thereto), are an independent registered public accounting firm with respect to Tres Palacios as required by the Securities Act, the Securities Act Rules and Regulations and the rules and regulations of the PCAOB.

(aa) Financial Statements. At June 30, 2010, the Partnership would have had, on the consolidated, as adjusted basis indicated in the Disclosure Package and the Final Prospectus, a capitalization as set forth therein. The historical financial statements of the Partnership and Tres Palacios (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. The selected financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) is prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived and fairly presents in all material respects the information shown thereby. The pro forma condensed combined financial statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Inergy Parties, reasonable, and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

(bb) No Material Adverse Change. None of the Inergy Entities has sustained since the date of the latest audited financial statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree that is reasonably likely to cause a Material Adverse Effect or is otherwise set forth or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), (i) none of the Inergy Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, would cause or result in a Material Adverse Effect, (ii) there has not been any change in the capitalization, or increase in the short-term debt or long-term debt, of the Inergy Entities that would cause or result in a Material Adverse Effect and (iii) there has not been any adverse change, or any development involving or which may reasonably be expected to involve, individually or in the aggregate, a prospective adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners’ capital, stockholders’ equity, net worth or results of operations of the Inergy Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Inergy Parties, threatened, against any of the Inergy Entities, or to which any of the Inergy Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) which are not adequately disclosed therein, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto that are not described or filed as required by the Securities Act.

(dd) Title to Properties. Each of the Inergy Entities has good and indefeasible title to all real property (save and except for “rights-of-way”) and good title to all personal property described in the Registration Statement, the Disclosure Package or the Final Prospectus as owned by such Inergy Entity, free and clear of all liens, claims, security interests or other encumbrances except (i) those created, arising under or securing the Credit Agreement; (ii) such as are described in the Disclosure Package or the Final Prospectus, (iii) as described in the Organizational Documents or (iv) such as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All real property and buildings held under lease or license by the Operating Subs are held by the Operating Subs under valid and subsisting and enforceable leases or licenses with such exceptions as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Inergy Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the

Final Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package or the Final Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect.

(ee) Permits. Each of the Inergy Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Disclosure Package or the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package or the Final Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Inergy Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Disclosure Package or the Final Prospectus; and, except as described in the Disclosure Package or the Final Prospectus, none of such permits contains any restriction that is materially burdensome to the Inergy Entities taken as a whole.

(ff) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership and (ii) maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package or the Final Prospectus, there are no material weaknesses or significant deficiencies in the Partnership’s internal controls.

(gg) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that the information required to be disclosed by the Partnership in reports that it files under the Exchange Act is accumulated and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(hh) No Recent Changes to Internal Control Over Financial Reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that materially affected the Partnership’s internal control over financial reporting.

(ii) Sarbanes Oxley Act of 2002. There is and has been no failure on the part of the Partnership and, to the Partnership’s knowledge, any of the General Partner’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(jj) Tax Returns. Each of the Inergy Entities which are required to do so has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith or (ii) which, if not paid, would not have a Material Adverse Effect.

(kk) Investment Company. None of the Inergy Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption “Use of Proceeds,” none of the Inergy Entities will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ll) No Environmental Problems. Each of the Inergy Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received all permits required of it under applicable Environmental Laws to conduct its respective businesses, (iii) is in compliance with all terms and conditions of any such permit, and (iv) to the knowledge of the Partnership, does not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(mm) No Labor Dispute. No labor dispute with the employees of the Inergy Entities exists or, to the knowledge of the Partnership, is imminent which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(nn) Insurance. The Inergy Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Inergy Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date.

(oo) Litigation. Except as described in the Disclosure Package or the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Inergy Entities is or may be a party or to which the business or property of any of the Inergy Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Inergy Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(pp) No Distribution of Other Offering Materials. The Partnership has not distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any offering material in connection with the offering, issuance and sale of the Units other than the Preliminary Prospectus, the Final Prospectus or the Disclosure Package.

(qq) Listing. The Units are listed on the NYSE.

(rr) Stabilization. None of the Inergy Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

(ss) Foreign Corrupt Practices Act. Neither the Partnership nor any of its subsidiaries nor, to the knowledge of the Inergy Parties, any employee or agent of any of the Inergy Parties has made any payment of funds of the Partnership or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Preliminary Prospectus or the Final Prospectus.

Any certificate signed by any officer of any Inergy Party and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Inergy Party to each Underwriter as to the matters covered thereby.

5. Additional Covenants.

(a) The Partnership covenants and agrees with the Underwriters that:

(i) The Partnership will timely transmit copies of the Preliminary Prospectus and the Final Prospectus, and any amendments or supplements thereto, to the Commission for filing pursuant to Rule 424(b) of the Securities Act Rules and Regulations.

(ii) The Partnership will deliver or make available to the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, and of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Final Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Securities Act; if there is a post-effective amendment to the Registration Statement that is not effective under the Securities Act, the Partnership will use its best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the Commission for amendment of the Registration Statement or for supplement to the Basic Prospectus or for any additional information, and of the issuance by the Commission or any state or other jurisdiction or other regulatory body of any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus or suspending the qualification or registration of the Units for offering, issuance or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(iii) The Partnership will not file any amendment or supplement to the Registration Statement, the Final Prospectus, the Basic Prospectus or any Issuer Free Writing Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations that differs from the Final Prospectus as filed pursuant to Rule 424(b) or any Issuer Free Writing Prospectus), of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement, the Final Prospectus, the Basic Prospectus or any Issuer Free Writing Prospectus becomes effective or when any supplement to the Basic Prospectus has been filed.

(iv) During the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriters or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the Securities Act and the Securities Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Final Prospectus.

(v) If, during the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriters or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Final Prospectus or any Issuer Free Writing Prospectus, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus to comply with the Securities Act, the Securities Act Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the Commission, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(vi) During the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriters or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with you in qualifying the Units for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign partnership or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(vii) In accordance with Section 11(a) of the Securities Act and Rule 158 of the Securities Act Rules and Regulations, the Partnership will make generally available to its security holders an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(viii) The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by an independent registered public accounting firm and furnish or make available quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Delivery Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Securities Act or the Exchange Act, unless they are otherwise available on the Commission’s EDGAR System. Any report, document or other information required to be furnished under this paragraph (viii) shall be furnished or made available as soon as practicable after such report, document or information becomes publicly available.

(ix) The Inergy Parties will not, for a period of 45 days from the date of the Final Prospectus, directly or indirectly, (i) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units held by them or securities convertible into, or exchangeable for Common Units held by them, or sell or grant options, rights or warrants with respect to any Common Units held by them or securities convertible into or exchangeable for Common Units held by them, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units held by them or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units (other than (1) any registration statement on Form S-8 or (2) as otherwise excepted from this lock-up provision) or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc.; provided, however, that the foregoing restrictions do not apply to (a) issuances of Common Units pursuant to any existing employee benefit plans or (b) issuances of Common Units directly to a seller of a business as part of the purchase price or a private placement, in each case in connection with acquisitions and capital improvements that the Managing General Partner determines will increase cash flow from operations on a per unit basis after giving effect to such issuance; and each executive officer and director of the Partnership shall furnish to the Underwriters, at or prior to the execution of this Agreement, a letter or letters, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 45 days from the date of the Final Prospectus, without the prior written consent of Barclays Capital Inc.; provided, however that the executive officers and directors of the Partnership shall be permitted to sell up to 50,000 Common Units in the aggregate during this period for tax planning purposes.

(x) The Partnership will apply the proceeds from the sale of the Units sold by it as set forth in the description under “Use of Proceeds” in the Final Prospectus.

(xi) The Partnership will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Units under the Securities Act.

(xii) The Partnership will use its reasonable best efforts to obtain approval for, and maintain the listing of the Units on, the NYSE.

(xiii) The Partnership agrees that, unless it has obtained or will obtain the prior written consent of the Underwriters, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, however, that prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto. The Partnership agrees that each Issuer Free Writing Prospectus has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act Rules and Regulations applicable to any Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xiv) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(b) The several Underwriters covenant and agree with the Partnership that:

Each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, however, that prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto.

6. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy when made and on each Delivery Date, of the representations and warranties of the Inergy Parties contained herein, to the performance by the Inergy Parties of their covenants and obligations hereunder, and to each of the following additional conditions:

(a) All filings required by Rule 424 and Rule 430A of the Securities Act Rules and Regulations shall have been timely made. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or the Underwriters, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) The Underwriters shall not have discovered and disclosed to the Partnership on or prior to the applicable Delivery Date that the Registration Statement, the Disclosure Package or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Baker Botts L.L.P., is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated therein by reference or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On each Delivery Date, you shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to you and dated the applicable Delivery Date, to the effect that:

(i) Each of the Inergy Parties and Service Sub, L&L Transportation, Inergy Transportation, Inergy Gas, Stellar Propane, Finger Lakes, Storage, CNYOGC, Arlington Storage and each of the General Partners has been duly formed and is validly existing in good standing under its jurisdiction of formation with all necessary limited liability company or partnership power and authority to own or lease its properties and to conduct its business, in all material respects as described in the Disclosure Package and the Final Prospectus. Each of US Salt, Liberty, Liberty GP, Liberty Operations and Inergy East are validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to own or lease its properties and to conduct its business, in all material respects as described in the Disclosure Package and the Final Prospectus. Each of the Inergy Entities is duly registered or qualified as a foreign entity for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this Agreement.

(ii) The Partnership owns, directly or indirectly, 100% of the issued shares of capital stock, membership interests or limited partner interests, as applicable, in Midstream, the Operating Company and each of the Operating Subs; such shares of capital stock, membership interests or limited partner interests have been duly authorized and validly issued in accordance with the Organizational Documents governing such entity and are fully paid and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and (ii) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute, as applicable); and, except as described in the Organizational Documents, the Partnership owns such shares of capital stock, membership interests or limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) arising under the Credit Agreement or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and the New York Limited Liability Company Law.

(iii) The Managing General Partner and the Non-Managing General Partner are the sole general partners of the Partnership. The Non-Managing General Partner owns of record an approximate 0.7% general partner interest in the Partnership and the Managing General Partner owns of record a non-economic, managing general partner interest in the Partnership; such general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement; and, except as described in the Partnership Agreement, each General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming either of such General Partners as debtors is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or those created by the Credit Agreement.

(iv) Holdings owns directly or indirectly a 100% membership interest in each of the General Partners; such membership interests have been duly authorized and validly issued in accordance with the Organizational Agreements governing such entities, and are fully paid (to the extent required under such Organizational Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act) and Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(v) All outstanding Common Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(vi) Prior to the offering, Holdings owns directly or indirectly 4,706,689 Common Units and all of the Incentive Distribution Rights of the Partnership, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as a debtor is on file in the office of the Secretary of State of the State of Delaware, (B) arising under the Holdings Term Loan and the Holdings Credit Facility or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vii) To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened against any of the Inergy Entities or to which any of the Inergy Entities is a party or to which any of their respective properties is subject that are required to be described in the Disclosure Package and the Final Prospectus but are not so described as required and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(viii) The Firm and/or Option Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(ix) To the knowledge of such counsel, except as described in the Disclosure Package or the Final Prospectus or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any partnership interests of the Partnership pursuant to the Partnership Agreement. To such counsel’s knowledge, neither the filing of the Registration Statement or the Final Prospectus, nor the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than pursuant to the Investor Rights Agreement and other than those rights which have been waived. To such counsel’s knowledge, except as described in the Disclosure Package and the Final Prospectus and for options granted pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans, there are no outstanding options or warrants to purchase any capital stock or partnership or membership interests in any of the Inergy Entities.

(x) The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Final Prospectus.

(xi) This Agreement has been duly authorized, executed and delivered by the Inergy Parties.

(xii) Each of the Organizational Agreements of the Inergy Entities has been duly authorized and validly executed and delivered by the parties thereto. Each of the foregoing agreements constitutes a valid and legally binding agreement of the parties thereto, enforceable against such entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xiii) None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the Inergy Parties or the consummation by the Inergy Parties of the transactions contemplated hereby or thereby (A) constitutes or will constitute a violation of the Organizational Documents of the Inergy Parties, (B) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement filed or incorporated by reference as an exhibit to the Partnership’s annual report on Form 10-K for the year ended September 30, 2009, the Partnership’s quarterly report on Form 10-Q for the period ended December 31, 2009, the Partnership’s quarterly report on Form 10-Q for the period ended March 31, 2010, the Partnership’s quarterly report on Form 10-Q for the period ended June 30, 2010 or to the current reports of the Partnership on Form 8-K incorporated by reference in the Final Prospectus (excluding the Organizational Documents), (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”) or federal law, provided that such counsel expresses no opinion in this paragraph (xiii) as to federal or state securities or antifraud laws, or (D) to our knowledge, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Inergy Entities, which breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D) would, individually or in the aggregate, have a Material Adverse Effect.

(xiv) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal or Delaware court, governmental agency or body having jurisdiction over any of the Inergy Entities is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Inergy Parties or the consummation by the Inergy Parties of the transactions contemplated by this Agreement, except for such consents required under the Securities Act, the Securities Act Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations, and state securities or “Blue Sky” laws and applicable rules and regulations under such laws, as to which such counsel need not express any opinion.

(xv) The statements in the Registration Statement and Final Prospectus under the captions “Description of the Common Units” and “Description of Partnership Securities,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Common Units conform in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus.

(xvi) The opinion of such counsel that will be filed as Exhibit 8.1 to the Form 8-K to be filed with the Commission between the date hereof and the Initial Delivery Date is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xvii) The Registration Statement was declared effective under the Securities Act on September 10, 2009; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xviii) The Registration Statement, on the latest Effective Date and on the applicable Delivery Date, and the Final Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date (except for the financial statements and the notes and the schedules thereto, and the other financial and accounting data included or incorporated by reference in the Registration Statement or the Final Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations.

(xix) None of the Inergy Entities is now, and after the offering, issuance and sale of the Units to be sold by the Partnership under this Agreement and the application of the net proceeds from such sale as described in the Final Prospectus under the caption “Use of Proceeds,” none of the Inergy Entities will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Managing General Partner and the Partnership and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference in, the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of its latest Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Final Prospectus, as of its date and as of the applicable Delivery Date,

contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information included in, incorporated by reference in or excluded from, the Registration Statement, the Preliminary Prospectus, the Final Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the Inergy Parties set forth in this Agreement and upon certificates of officers and employees of the Managing General Partner and the Partnership and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the New York Limited Liability Company Law, (D) with respect to the opinions expressed in subparagraph (i) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A to such opinion (each of which shall be dated as of a date not more than fourteen days prior to the Initial Delivery Date and shall be provided to you), and (E) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Inergy Parties may be subject.

(d) On each Delivery Date you shall have received the opinion of Laura L. Ozenberger, general counsel for the Partnership, addressed to you and dated the applicable Delivery Date, to the effect that:

(i) Except as described in the Disclosure Package and the Final Prospectus or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Inergy Entities pursuant to any agreement or other instrument known to such counsel to which any Inergy Entity is a party or by which any of them may be bound (other than the Organizational Documents of such entity to which such counsel need not opine). To such counsel’s knowledge, neither the filing of the Registration Statement or the Final Prospectus nor the offering, issuance or sale of the Units as contemplated by this Agreement give rise to any rights for or relating to the registration of any Common Units or other securities of any of the Inergy Entities other than pursuant to the Investor Rights Agreement and those certain other rights which have been waived. To such counsel’s knowledge, except for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensations plans, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any of the Inergy Entities.

(ii) None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the Partnership, or the consummation of the transactions contemplated hereby (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement, lease or instrument known to such counsel (excluding the Credit Agreement or any Organizational Document and any other agreement filed or incorporated by reference as an exhibit to the Partnership’s annual report on Form 10-K for the year ended September 30, 2009, the Partnership’s quarterly report on Form 10-Q for the period ended December 31, 2009, the Partnership’s quarterly report on Form 10-Q for the period ended March 31, 2010, the Partnership’s quarterly report on Form 10-Q for the period ended June 30, 2010 or to the current reports of the Partnership on Form 8-K incorporated by reference in the Final Prospectus, as to which such counsel need not express an opinion) to which any of the Inergy Entities or any of their properties may be bound, or (B) will result, to the knowledge of such counsel, in any violation of any federal or Missouri judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency having jurisdiction over the Inergy Entities or any of their assets or properties (provided, however, that such counsel need not express an opinion with respect to compliance with any state securities or federal or state antifraud law except as otherwise specifically stated in the opinion of such counsel and such opinion with respect to federal law assumes that the Underwriter has complied with the covenant set forth in Section 5(b) of the Agreement) which breaches, violations, defaults or liens, in the case of clauses (A) or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(iii) Except as described in the Disclosure Package and the Final Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Inergy Entities or to which any of the Inergy Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such Inergy Entities, is reasonably likely to have a Material Adverse Effect.

In addition, such counsel shall state that she has participated in conferences with officers and other representatives of the Managing General Partner and the Partnership and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that cause such counsel to believe that:

(A) the Registration Statement, as of its latest effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Final Prospectus, as of its date and as of the applicable Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditors’ report thereon, or any other financial and accounting information included in or incorporated by reference in, or excluded from, the Registration Statement, the Preliminary Prospectus, the Final Prospectus or the Disclosure Package, and (ii) representations and warranties included in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the Partnership set forth in this Agreement and upon certificates of officers and employees of the Managing General Partner and the Partnership and upon information obtained from public officials, (B) assume that all documents submitted to her as originals are authentic, that all copies submitted to her conform to the originals thereof, and that the signatures on all documents examined by her are genuine, (C) state that her opinion is limited to federal laws and the laws of the State of Missouri, and (D) state that she expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Inergy Entities may be subject.

(e) You shall have received on each Delivery Date, from Baker Botts L.L.P., counsel for the Underwriters, such opinion dated the Delivery Date with respect to such matters as you may reasonably require; and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement and on each Delivery Date, the Underwriters shall have received from each of Ernst & Young LLP and Rothstein, Kass & Company, P.C. a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that such firm is an independent registered public accounting firm within the meaning of the Securities Act and the rules of the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus and the Final Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letters of Ernst & Young LLP and Rothstein, Kass & Company, P.C. referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Underwriters a letter (a “bring-down letter”) of such firm, addressed to the Underwriters and dated on each Delivery Date (i) confirming that such firm is an independent registered public accounting firm within the meaning of the Securities Act and the rules of the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the Delivery Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) Except as set forth in the Disclosure Package and the Final Prospectus, (i) none of the Inergy Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and in the Final Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Final Prospectus (exclusive of any amendment or supplement thereto), and (ii) since such date, there shall not have been any material change in the partners’/stockholders’ equity or long-term debt of the Inergy Entities or any material adverse change, or any development involving a prospective material adverse change in or affecting the management, condition (financial or otherwise), partners’/stockholders’ equity, results of operations, business or prospects of the Inergy Entities, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

(i) Subsequent to the execution and delivery to this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions or any other calamity or crisis including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, issuance or sale of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

(j) You shall have received a certificate, dated each Delivery Date and signed by (x) the President and Chief Executive Officer and (y) the Executive Vice President and Chief Financial Officer of the Managing General Partner, in their capacities as such, stating that:

(i) the condition set forth in Section 6(a) has been satisfied;

(ii) they have examined the Registration Statement, the Final Prospectus, the Disclosure Package and any amendment or supplement thereto used in connection with the offering and nothing has come to their attention that would lead them to believe that: (1) the Registration Statement, including the documents incorporated therein by reference, as of the most recent Effective Date, (2) the Final Prospectus, including any documents incorporated by reference therein, as of the date of the Final Prospectus and as of such Delivery Date, and (3) the Disclosure Package, as of the Execution Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Final Prospectus, the Disclosure Package and any amendment or supplement thereto which has not been so set forth;

(iv) all representations and warranties made herein by the Inergy Parties are true and correct at such Delivery Date, with the same effect as if made on and as of such Delivery Date, and all agreements herein to be performed or complied with by the Inergy Parties on or prior to such Delivery Date have been duly performed and complied with by the Inergy Parties;

(v) each of the Inergy Parties has performed all obligations required to be performed by it pursuant to this Agreement;

(vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are threatened; and

(vii) covering such other matters as you may reasonably request.

(k) The Partnership shall not have failed, refused, or been unable, at or prior to each Delivery Date to have performed any agreement on its part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Delivery Date.

(l) The Partnership shall have furnished to you at each Delivery Date such further information, opinions, certificates, letters and documents as you may have reasonably requested.

(m) The Units are listed on the NYSE.

(n) You shall have received duly and validly executed letter agreements referred to in Section 5(a)(ix) hereof.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to your counsel, Baker Botts L.L.P.

If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to each Delivery Date or waived by you in writing, this Agreement may be terminated by you on notice to the Partnership.

7. Indemnification and Contribution.

(a) The Inergy Parties, jointly and severally, will indemnify and hold harmless each of the Underwriters, its directors, managers, officers, employees and selling agents, affiliates of any Underwriter who have participated in the distribution of the Units as underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any losses, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Securities Act, or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or (ii) any omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Investors’ Rights Agreement, and will reimburse each such indemnified party for any legal or other out-of-pocket expenses incurred by such indemnified party in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Inergy Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you, expressly for use in the preparation thereof, which information consists solely of the information specified in Section 15 hereof.

(b) Each of the Underwriters, severally and not jointly, will indemnify and hold harmless the Inergy Parties, the respective officers of the Managing General Partner who sign the Registration Statement, and each person who controls the Inergy Parties within the meaning of either the Securities Act or the Exchange Act, from and against any losses, damages or liabilities to which the such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or (ii) any omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by you, expressly for use in the preparation thereof, which information consists solely of the information specified in Section 15 hereof, and will reimburse the Partnership for any legal or other expenses incurred by the Partnership in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability it may have under Section 7(a) or 7(b) hereof except to the extent it has been materially prejudiced through the forfeiture of substantive rights and defenses by such failure, and such failure shall not relieve such indemnifying party from any liability it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, other than one local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b)

hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Inergy Parties on the one hand, and the Underwriters on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Inergy Parties on the one hand, and the Underwriters, on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Inergy Parties on the one hand and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership compared to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Inergy Parties, on the one hand and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Inergy Parties on the one hand, or the Underwriters, on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Inergy Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(e) The obligations of the Inergy Parties under this Section 7 shall be in addition to any liability that the Inergy Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act; and the obligations of the Underwriters under this

Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and the Managing General Partner who signed the Registration Statement and to each person, if any, who controls the Partnership within the meaning of the Securities Act and the Exchange Act.

8. Representations and Agreements to Survive Delivery. The respective indemnities, representations, warranties, agreements and statements of the Inergy Parties, and the Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, the Inergy Parties or any of their officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

9. Defaulting Underwriter.

If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Firm Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Firm Units on such Delivery Date if the total number of Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Firm Units to be purchased on such Delivery Date and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Firm Units which it agreed to purchase on such Delivery Date, pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Firm Units to be purchased on such Delivery Date. If the remaining Underwriters, or other underwriters satisfactory to the Underwriters, do not elect to purchase the Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or any Inergy Party except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Section 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership for damages caused by its default. If other underwriters are obligated or agree to purchase the Firm Units of a defaulting or withdrawing Underwriter, either the Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Final Prospectus or in any other document or arrangement.

10. Termination.

(a) This Agreement may be terminated by you at any time at or prior to the Initial Delivery Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Initial Delivery Date. Any such termination shall be without liability of any party to any other party except as provided in Section 7 and 11 hereof.

(b) This Agreement also may be terminated by you, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Unit Delivery Date.

If you terminate this Agreement as provided in Sections 10(a) or 10(b), you shall notify the Partnership by telephone or email, confirmed by letter.

11. Costs and Expenses. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Underwriters of the Units, the filing fees of the Commission, and the fees and expenses of the Partnership’s counsel and accountants, (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus and any amendment or supplement thereto and the printing, delivery and shipping of this Agreement and other underwriting documents, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification, (e) the filing fees incident to securing the review, if applicable, of the Financial Industry Regulatory Authority, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the NYSE, (h) all travel expenses, including airfare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, (i) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants and (j) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 11) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of counsel, the Underwriter’s transportation expenses, including airfare and accommodation expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

If this Agreement is terminated by you in accordance with the provisions of Section 10(a), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

12. Research Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

13. No fiduciary duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, each of the Inergy Parties acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between any of the Inergy Parties, on the one hand, and the Underwriters, on the other; (ii) no Underwriter is acting as advisor, expert or otherwise, to any of the Inergy Entities in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Inergy Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to any of the Inergy Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Inergy Parties acknowledge that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid by the Underwriters for the Units. Each of the Inergy Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Inergy Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.

14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing, and: (i) if sent to the Underwriters shall be mailed, delivered or sent by facsimile transmission c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) if sent to the Partnership shall be mailed, delivered or sent by facsimile transmission to the Partnership at Inergy, L.P., Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, facsimile number (816) 471-3854, with a copy to Laura L. Ozenberger, General Counsel, Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, facsimile number (816) 531-4680.

15. Information Furnished by the Underwriters. The Inergy Parties acknowledge that the following statements set forth in the most recent Preliminary Prospectus and the Final Prospectus: (A) the names of the Underwriters, (B) the paragraph on the cover page regarding delivery of the Units and (C) under the caption “Underwriting,” (1) the statements under the sub-heading “Passive Market Making” and (2) the statements under the sub-heading “Price Stabilization, Short Positions and Penalty Bids” constitute the only information furnished by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

16. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Inergy Parties and, to the extent provided in Sections 7 and 8, the officers and directors of the Managing General Partner and each person who controls the Partnership or the Underwriters and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from the Underwriters shall be construed a successor or assign by reason merely of such purchase.

17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

19. Time of Essence. Time shall be of the essence in this Agreement.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Inergy Parties and the Underwriters.

INERGY, L.P.

By:	Inergy GP, LLC (its Managing General Partner)

By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr.
Executive Vice President and Chief Financial Officer

INERGY PROPANE, LLC

By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr.
Executive Vice President and Chief Financial Officer

INERGY MIDSTREAM, LLC

By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr.
Executive Vice President and Chief Financial Officer

Accepted in New York, New York as of the date first above written on behalf of ourselves and as representatives of the several Underwriters named in Schedule I hereto.

By:	BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Trevor Heinzinger
Name:	Trevor Heinzinger
Title:	Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodu
Name:	Yaw Asamoah-Duodu
Title:	Managing Director

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Jeff Hibbard
Name:	Jeff Hibbard
Title:	Vice President

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

Schedule I

Name	Number of Firm Units to be Purchased
Barclays Capital Inc.	1,353,000
Citigroup Global Markets Inc.	1,353,000
J.P. Morgan Securities LLC	1,353,000
Morgan Stanley & Co. Incorporated	1,353,000
Wells Fargo Securities, LLC	1,353,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	717,500
Credit Suisse Securities (USA) LLC	717,500
Raymond James & Associates, Inc.	717,500
UBS Securities LLC	717,500
Morgan Keegan & Company	205,000
Stifel, Nicolaus & Company, Incorporated	205,000
Wunderlich Securities, Inc.	205,000

Total	10,250,000

Schedule II

1. Free Writing Prospectus of the Partnership filed on September 8, 2010 pursuant to Rule 433 of the Securities Act.

Pricing Information:

Number of Units:	10,250,000 Firm Units or, if the Underwriters exercise in full their option to purchase additional Units granted in Section 3 hereof, 11,787,500 Units

Public offering price for the Units:	$35.60 per unit

Initial Delivery Date:	September 13, 2010

Schedule III

Inergy, L.P. Subsidiaries

1.	Inergy Propane, LLC, a Delaware limited liability company

2.	Inergy Finance Corp., a Delaware corporation

3.	Inergy Midstream, LLC, a Delaware limited liability company

4.	L & L Transportation, LLC, a Delaware limited liability company

5.	Inergy Transportation, LLC, a Delaware limited liability company

6.	Inergy Sales & Service, Inc., a Delaware corporation

7.	Inergy Canada Company, a Nova Scotia unlimited company

8.	Stellar Propane Service, LLC, a Delaware limited liability company

9.	Liberty Propane, L.P., a Delaware limited partnership

10.	Liberty Propane GP, LLC, a Delaware limited liability company

11.	Liberty Propane Operations, LLC, a Delaware limited liability company

12.	Inergy Gas Marketing, LLC, a Delaware limited liability company

13.	US Salt, LLC, a Delaware limited liability company

14.	Inergy Storage, Inc., a Delaware corporation

15.	Finger Lakes LPG Storage, LLC, a Delaware limited liability company

16.	Central New York Oil And Gas Company, L.L.C., a New York limited liability company

17.	Arlington Storage Company, LLC, a Delaware limited liability company

18.	Inergy Pipeline East, LLC, a Delaware limited liability company

19.	Steuben Gas Storage Company, a New York general partnership

20.	Arlington Associates Limited Partnership, a Massachusetts limited partnership

21.	Inergy ASC, LLC, a Delaware limited liability company

22.	Escondido Gas Storage, LLC, a Texas limited liability company (75% ownership interest)

Exhibit A

Good Standing and Foreign Qualification

Inergy, L.P.	Inergy GP, LLC
Delaware	Delaware
Missouri	Alabama
Indiana
Inergy Propane, LLC	Kentucky
Delaware	Michigan
Alabama	Missouri
Arkansas	New York
California	North Carolina
Connecticut	Ohio
Florida	Pennsylvania
Georgia	South Carolina
Illinois	Texas
Indiana	West Virginia
Iowa
Kentucky	Inergy Partners, LLC
Maine	Delaware
Maryland	Missouri
Massachusetts	Mississippi
Michigan	North Carolina
Minnesota	Texas
Mississippi
Missouri	Inergy Transportation, LLC
New Hampshire	Delaware
New Jersey	Alabama
New York	Arkansas
North Carolina	Georgia
North Dakota	Indiana
Ohio	Michigan
Oklahoma	Mississippi
Pennsylvania	New York
Rhode Island	Ohio
South Carolina	Pennsylvania
Tennessee	South Carolina
Texas	Tennessee
Vermont	Virginia
Virginia	West Virginia
West Virginia	Wisconsin
Wisconsin

Exhibit A

Inergy Sales & Service, Inc.	US Salt, LLC
Delaware	Delaware
Alabama	New York
Connecticut	Pennsylvania
Florida
Georgia	Stellar Propane Service, LLC
Illinois	Delaware
Indiana	Connecticut
Iowa	Florida
Kentucky	Georgia
Maine	Illinois
Maryland	Indiana
Massachusetts	Iowa
Michigan	Kentucky
Minnesota	Maine
Mississippi	Michigan
New Hampshire	New Hampshire
New Jersey	New York
New York	Ohio
North Carolina	Pennsylvania
Ohio	Vermont
Oklahoma	West Virginia
Pennsylvania	Wisconsin
Rhode Island
South Carolina	L & L Transportation, LLC
Tennessee	Delaware
Texas	Florida
Vermont	Georgia
West Virginia	Illinois
Wisconsin	Indiana
Kentucky
Inergy Midstream, LLC	Michigan
Delaware	Ohio
New York	Texas
West Virginia
Inergy Storage, Inc.
Delaware	Finger Lakes LPG Storage, LLC
Delaware
Central New York Oil And Gas Company, L.L.C.	New York
New York	Pennsylvania
Missouri
Pennsylvania	Inergy Gas Marketing, LLC
Delaware
Arlington Storage Company, LLC
Delaware
New York

Exhibit A

Liberty Propane, L.P.	Inergy Pipeline East, LLC
Delaware	Delaware
Colorado	New York
Pennsylvania

Liberty Propane GP, LLC
Delaware

Liberty Propane Operations, LLC
Delaware
Arizona
Colorado
Georgia
Maine
Massachusetts
New Jersey
New Mexico
North Carolina
Oregon
Pennsylvania
Virginia
Washington

Exhibit A

Exhibit B

FORM OF LOCK-UP LETTER AGREEMENT

September 8, 2010

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. INCORPORATED

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

RAYMOND JAMES & ASSOCIATES, INC.

UBS SECURITIES LLC

MORGAN KEEGAN & COMPANY

STIFEL, NICOLAUS & COMPANY, INCORPORATED

WUNDERLICH SECURITIES, INC.

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

The undersigned understands that you, as the Underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Inergy Parties providing for the purchase by you of common units, each representing a limited partner interest in the Partnership (the “Common Units”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., the undersigned will not, for a period of 45 days from the date of the Final Prospectus, directly or indirectly, (1) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (3) publicly disclose

Exhibit B

the intention to do any of the foregoing; provided, however, that the executive officers and directors of the Partnership shall be permitted to sell up to 50,000 Common Units in the aggregate during this period for tax planning purposes.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from [his/her] obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and personal representatives of the undersigned.

Yours very truly,

[NAME OF UNITHOLDER]

By:
Name:
Title:

Individuals to provide Lock-Up Letter Agreements:

John J. Sherman

Phillip L. Elbert

R. Brooks Sherman, Jr.

Carl A. Hughes

Laura L. Ozenberger

Andrew L. Atterbury

William R. Moler

Warren H. Gfeller

Arthur B. Krause

Robert D. Taylor

Exhibit B